UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2005
Williams Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32599 (Commission File Number)	20-2485124 (IRS Employer Identification No.)

One Williams Center Tulsa, Oklahoma (Address of principal executive offices)		74172-0172 (Zip Code)
Registrant’s telephone number, including area code: (918) 573-2000
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Director Compensation Policy. On November 29, 2005, the board of directors (the “Board”) of Williams Partners GP LLC (the “Company”), the general partner of Williams Partners L.P. (the “Partnership”), adopted a director compensation policy (“Policy”). Pursuant to the Policy, members of the Board who are also officers or employees of affiliates of the Company do not receive additional compensation for serving on the Board. Subject to the proration provisions of the policy, members of the Board who are not officers or employees of the Company or its affiliates (“Non-Employee Directors”) each receive an annual compensation package consisting of the following (a) $50,000 cash; (b) restricted units representing limited partnership interests in the Partnership (“Restricted Units”) valued at $25,000; and (c) $5,000 cash each for service on the conflicts and audit committees of the Board. In addition, the Policy provides that each Non-Employee Director will receive a one-time grant of Restricted Units valued at $25,000. Restricted Units received in accordance with the policy vest 180 days after the date of grant.
     A copy of the policy is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.
     Form of Restricted Unit Grant Agreement. Also on November 29, 2005, the Board implemented the Williams Partners GP LLC Long-Term Incentive Plan (the “Plan”), the compensation committee of the Board approved the Plan’s unit awards under the Plan, and the Board and compensation committee adopted a form of grant agreement for restricted units (the “Grant Agreement”).
     A copy of the form of Grant Agreement is filed as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Mr. Thomas C. Knudson was elected to serve as a director of the Company effective November 30, 2005. Mr. Knudson will join Ms. Alice M. Peterson and Mr. Bill Z. Parker as a member of the audit, compensation, and conflicts committees of the Board.
     There is no arrangement or understanding between Mr. Knudson and any other persons pursuant to which he was selected as a director. There are no relationships between Mr. Knudson and the Company, the Partnership, or the Partnership’s subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.
Item 7.01. Regulation FD Disclosure.
     On November 30, 2005, the Partnership issued a press release announcing the election of Mr. Knudson discussed above. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
     During a public conference call and webcast presented by The Williams Companies, Inc. (“Williams”) the morning of November 30, 2005, Mr. Alan S. Armstrong, a senior vice president of Williams and the chief operating officer and a director of the Company, announced that Williams is considering the construction of a 750-mile natural gas liquids pipeline from Opal, Wyoming to Conway, Kansas (the “Overland Pass” pipeline”) and that, upon completion, the pipeline or some portion of the investment in the pipeline would be a potential candidate for acquisition by the Partnership. A copy of the Partnership’s press release issued on December 1, 2005 discussing the Overland Pass pipeline is furnished as Exhibit 99.2 hereto and incorporated herein by reference.
     The press releases are being furnished pursuant to Item 7.01, Regulation FD Disclosure. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
          (c) Exhibits.

Exhibit Number	Description
Exhibit 10.1	Director Compensation Policy.

Exhibit 10.2	Form of grant agreement for restricted units.

Exhibit 99.1	Press release dated November 30, 2005.

Exhibit 99.2	Press release dated December 1, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.

	By:	Williams Partners GP LLC, its General Partner

Date: December 1, 2005	By:	/s/ William H. Gault

Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Director Compensation Policy

Exhibit 10.2	Form of grant agreement for restricted units.

Exhibit 99.1	Press release dated November 30, 2005.

Exhibit 99.2	Press release dated December 1, 2005.